Exhibit n.

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Nuveen High Income November 2021 Target Term Fund:

We consent to the use of our report dated February 22, 2016 with respect to the financial statements of Nuveen High Income November 2021 Target Term Fund included herein and to the references to our firm under the headings “Legal Opinions and Experts” in the Prospectus and “Experts” in the Statement of Additional Information filed on form N-2.

/s/ KPMG LLP

July 29, 2016

Chicago, Illinois